UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Churchill Capital Corp III

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On October 5, 2020, Churchill Capital Corp III and MultiPlan, Inc. issued the following joint press release:

Churchill Capital Corp III and MultiPlan Announce Launch of Refinancing Process for MultiPlan’s Existing 7.125% Senior Notes due 2024 and Senior Secured Credit Facilities

•	MultiPlan delivered better than forecast July and August revenue performance and reconfirms 2020 outlook
•	Churchill III invites investors to a conference call to receive an update on the business combination
•	Churchill Capital Corp III reaffirms conviction that closing conditions to its business combination with MultiPlan will be fully satisfied on October 8

NEW YORK, NY — October 5, 2020 — Churchill Capital Corp III (“Churchill III”) (NYSE: CCXX), a public investment vehicle, and MultiPlan, Inc. (“MultiPlan”), a leading value-added provider of data analytics and technology-enabled end-to-end cost management solutions to the U.S. healthcare industry, announced today that, based on MultiPlan’s recent strong financial performance and favorable market conditions, MultiPlan has launched a process to refinance its 7.125% Senior Notes due 2024 and indebtedness under its existing senior secured credit facilities with the goal of meaningfully lowering annual interest expense, extending maturities and increasing access to liquidity. MultiPlan is in active dialogue with its advisors and certain rating agencies, however the timing and terms of any such refinancing are subject to market and other conditions, and there can be no assurance that such indebtedness will be refinanced.

In addition, MulitPlan, based on stronger than previously forecast revenue performance in July and August and preliminary results for the quarter ended September 30, 2020, announced that it is reconfirming its 2020 outlook.

Churchill III and MultiPlan also announced that their pending business combination is scheduled to occur on October 8, 2020, the day immediately following the special meeting of stockholders. Churchill III reaffirms its convictions that all remaining closing conditions will be satisfied by October 8, 2020, based on voting agreements with certain Churchill III stockholders, representing approximately 41% of the outstanding common stock of Churchill III, the additional voting commitment of MultiPlan which owns approximately 6.6% of the outstanding common stock, non-redemption commitments by certain Churchill III stockholders of approximately $290 million, and outstanding financing commitments of approximately $2.6 billion.

Holders of Churchill III’s common stock as of the close of business on September 14, 2020 are entitled to vote at the special meeting. The Churchill III Board of Directors unanimously recommends that stockholders vote “FOR” the business combination proposal with MultiPlan as well as the other proposals set forth in the proxy statement. Churchill III appreciates the support of its stockholders and financing sources for the business combination proposal with MultiPlan.

Churchill investors are invited to a conference call to receive an update on the pending business combination on Monday, October 5, at 8:30 a.m. Eastern Time. Investors interested in accessing the conference call can dial +1 844 998 1532 (United States Toll-Free) or +1 516 289 0966 (United States Toll/International). The Event ID number is: 316926.

About Churchill Capital Corp III

Churchill Capital Corp III is a public investment vehicle formed for the purpose of effecting a merger, acquisition, or similar business combination. Churchill III was founded by a group of leading current and former business and financial leaders. Churchill III’s securities are traded on the New York Stock Exchange under ticker symbols CCXX, CCXX.WS and CCXX.U. Churchill III raised $1.1 billion of cash proceeds in an initial public offering in February 2020. The first public equity investment company by Churchill III’s sponsor, Churchill Capital Corp, led by Jerre Stead, merged with Clarivate Analytics, a leading provider of comprehensive intellectual property and scientific information, analytical tools, and services in May 2019. Churchill Capital Corp II and Churchill Capital Corp IV are actively pursuing initial business combination targets in any business or industry. For more information, visit iii.churchillcapitalcorp.com

About MultiPlan

MultiPlan is committed to helping healthcare payors manage the cost of care, improve their competitiveness and inspire positive change. Leveraging sophisticated technology, data analytics, and a team rich with industry experience, MultiPlan interprets clients' needs and customizes innovative solutions that combine its payment integrity, network-based and analytics-based services. MultiPlan is a trusted partner to over 700 healthcare payors in the commercial health, dental, government and property and casualty markets. MultiPlan is owned by Hellman & Friedman and other investors. For more information, visit multiplan.com.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “will,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would,” or similar expressions may identify forward-looking statements, but the absence of these words does not mean the statement is not forward-looking. Such forward looking statements, including those related to the satisfaction of closing conditions relating to our business combination, MultiPlan’s financial results, refinancing MultiPlan’s indebtedness, and our ability to execute our strategic plan, are based on current expectations that are subject to known and unknown risks and uncertainties. Investors are also encouraged to review the other risks and uncertainties indicated in the definitive proxy statement filed in connection with the business combination, including those under “Risk Factors” therein, and other documents filed or to be filed with the Securities and Exchange Commission (“SEC”) by Churchill III or MultiPlan. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Churchill III and MultiPlan undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements in this press release speak as of the date of this press release. Although Churchill III and MultiPlan may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise except as required by applicable securities laws.

Additional Information and Where to Find It

In connection with the proposed transactions, Churchill III filed a definitive proxy statement with the SEC on September 18, 2020. Churchill III intends to file other relevant material with the SEC. Stockholders are urged to read the definitive proxy statement, as well as any other documents filed with the SEC in connection with the proposed business combination or incorporated by reference in the definitive proxy statement because they will contain important information about the proposed business combination.

Investors will be able to obtain free of charge the definitive proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. Copies of the documents filed with the SEC by Churchill when and if available, can be obtained free of charge by directing a written request to Churchill Capital Corp III, 640 Fifth Avenue, 12th Floor, New York, NY 10019.

The directors, executive officers and certain other members of management and employees of Churchill may be deemed “participants” in the solicitation of proxies from stockholders of Churchill III in favor of the proposed business combination. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Churchill III in connection with the proposed business combination is set forth in the definitive proxy statement and the other relevant documents to be filed with the SEC. You can find information about Churchill III’s executive officers and directors in Churchill III’s filings with the SEC, including Churchill III’s final prospectus for its initial public offering.

Media Contacts

Churchill Capital Corp III: Steven Lipin or Felipe Ucros at Gladstone Place Partners 212-230-5930

MultiPlan: Pamela Walker 781-895-3118

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